Exhibit 99

                    WINTHROP PARTNERS 80 LIMITED PARTNERSHIP

                                DECEMBER 31, 2005

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement (Unaudited)

      1.    Statement of Cash Available for Distribution:

                                                                  Year Ended      Three Months Ended
                                                              December 31, 2005    December 31, 2005
                                                              -----------------    -----------------
      Net Loss                                                    $  (45,000)         $  (23,000)

        Add: Depreciation and amortization charged                    39,000              10,000
                to income not affecting cash available
                for distribution

             Cash Reserves                                           105,000              13,000
                                                                  ----------          ----------

             Cash Available for Distribution                      $   99,000          $       --
                                                                  ==========          ==========

             Distributions allocated to General Partners          $       --          $       --
                                                                  ==========          ==========

             Distributions allocated to Limited Partners          $   99,000          $       --
                                                                  ==========          ==========

      2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended December 31, 2005:

            Entity Receiving                             Form of
             Compensation                              Compensation                             Amount
             ------------                              ------------                             ------
            Winthrop
            Management LLC              Property Management Fees                               $     --

            General Partners            Interest in Cash Available for Distribution            $     --

            Affiliates of the
            General Partner             Interest in Cash Available for Distribution            $     --